Exhibit 10.7

EXCLUSIVE CALL OPTION AGREEMENT

This Exclusive Call Option Agreement (this “Agreement”) is executed by and among the following Parties as of May 8, 2020, in Shanghai, the People’s Republic of China (“China” or “PRC”):

(1)	Party A: Shanghai Soul Technology Co., Ltd.

Address: *********

(2)	Party B:

a) Party B 1:	Lu Zhang, a Chinese citizen, ID No: *********;

b) Party B 2:	Zhuanlian Technology (Shenzhen) Co., Ltd., a limited liability company organized and existing under PRC laws, with its registered address at *********;

c) Party B 3:	Beijing Mingjun Investment Management Co., Ltd., a limited liability company organized and existing under PRC laws, with its registered address at *********;

d) Party B 4:	Shanghai Jianming Enterprise Management Co., Ltd., a limited liability company organized and existing under PRC laws, with its registered address at *********;

e) Party B 5:	Shanghai Moliang Chuangye Investment Center (Limited Partnership), a limited partnership organized and existing under the PRC laws, with its registered address at *********, and

(3) Party C: Shanghai Soulgate Technology Co., Ltd.

Address: *********

(In this Agreement, each of Party A, Party B, and Party C shall be referred to as each “Party” respectively, and the “Parties” collectively.)

Whereas:

(1)	Party A is a wholly foreign-owned enterprise established and validly existing under PRC laws;

(2)

Party C is a limited liability company established and validly existing under PRC laws. Party B represents the registered shareholders of Party C, holding collectively 100% of Party C’s equity interest;

(3)

Party B agrees to grant Party A an exclusive call option through this Agreement, and Party A agrees to accept the exclusive call option to purchase all or part of the equity interest in Party C held by Party B. Therefore, through mutual negotiation, the Parties have reached the following agreement:

1	Exclusive Call Option

1.1	Rights Granted

Party B hereby exclusively, irrevocably and unconditionally grants Party A an exclusive call option (the “Equity Interest Call Option”) to purchase from Party B, or designate one or more persons (each, a “Party A’s Designee”) to purchase the equity interests (the “Underlying Equity Interest”) in Party C then held by Party B in part or whole at Party A’s sole and absolute discretion to the extent permitted by PRC laws and at the price described in Section 1.3 herein. Party A shall have the right to determine any Party A’s Designee to accept and acquire all or part of the Underlying Equity Interest and Party B shall not deny and shall, as required by Party A, transfer the Underlying Equity Interest on part or in whole to Party A’s Designee. Except for Party A and Party A’s Designee, no other third person shall be entitled to the Equity Interest Call Option. Party C hereby agrees to the grant by Party B of the Equity Interest Call Option to Party A. The term “Person” referred to in this Section and this Agreement shall mean individuals, corporations, joint ventures, partnerships, enterprises, trusts, or other non-corporate organizations.

1.2	Steps for Exercising the Rights

Subject to the provisions of the PRC laws and regulations, Party A may exercise the Equity Interest Call Option at any time by issuing a written notice to Party B (the “Equity Interest Call Option Notice”), specifying the portion of equity interests to be purchased from Party B (the “Optioned Interests”) and the purchase method in accordance with Clause 1.1 above. Party A shall exercise an unlimited number of times of the option. Within seven (7) business days after Party B receives the Equity Interest Call Option Notice, Party B shall execute an equity interest transfer agreement with Party A and/or the Party A’s Designee satisfactory to Party A, which shall ensure the Optioned Interests are transferred to Party A and/or the Party A’s Designee as soon as practicable and shall take all necessary actions to complete the relevant procedures of industrial and commercial change registration as soon as practicable.

1.3	Equity Interest Purchase Price

Unless any appraisal of the Optioned Interests or other restrictions regarding the transfer price is required by applicable PRC laws and regulations when Party A exercises Equity Interest Call Option, the Parties agree that the purchase price of the Optioned Interests (the “Equity Interest Purchase Price”) shall be equal to the minimum price permitted by applicable laws.

1.4	Transfer of Optioned Equity Interests

For each exercise of the Equity Interest Call Option:

1.4.1

Party B shall cause Party C to promptly convene a shareholders’ meeting, at which a resolution shall be adopted approving Party B’s transfer of equity interest to Party A and/or the Party A’s Designee and Party B shall execute a confirmation letter, consenting to waive the right of first refusal concerning the equity interest transfer by the other shareholders of Party C to Party A and/or the Party A’s Designee;

1.4.2	Party B shall ensure all the other shareholders of Party C agree to waive the right of first refusal concerning the equity interest transfer;

1.4.3

Party B shall execute an equity interest transfer agreement with respect to each transfer with Party A and Party A’s Designee in the version required by Party A, in accordance with the provisions of this Agreement and the Equity Interest Call Option Notice regarding the Optioned Interests;

1.4.4

The relevant Parties shall execute all other necessary agreements, covenants or documents, obtain all necessary government licenses and permits and take all necessary actions to grant the ownership of the Optioned Interests to Party A and/or the Party A’s Designee, unencumbered by any security interests or other Encumbrances, and cause Party A and/or the Party A’s Designee to become the registered owner of the Optioned Interests with the competent administration for industry and commerce. For the purpose of this Section and this Agreement, “Encumbrance” as used in this Section and this Agreement shall include securities, guarantee, mortgage, pledge, third party’s right or interest, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements. For sake of clarity, however, they shall exclude any security interest or encumbrance created by this Agreement and the Equity Interest Pledge Agreement. The “Equity Interest Pledge Agreement” as used in this Section and this Agreement shall refer to the Equity Interest Pledge Agreement (the “Equity Interest Pledge Agreement”) executed by and among Party A, Party B, and Party C as of the date hereof, whereby Party B pledges all of its equity interests in Party C to Party A in order to guarantee Party B’s and Party C’s performance of their obligations under this Agreement, the Exclusive Business Cooperation Agreement executed by and between Party A and Party C on the date hereof and the Power of Attorney (the “Power of Attorney”) issued by Party B on the date hereof;

1.4.5

Party B and Party C shall unconditionally use their best efforts to assist Party A and/or Party A’s Designee to complete all governmental approvals, permits, registrations, filings and all necessary procedures necessary for obtaining the Optioned Interests.

2	Covenants Regarding the Equity Interest

2.1	Party C’s Covenants

Party B and Party C hereby covenant as follows:

2.1.1

Without the prior written consent of Party A, they shall not in any manner supplement, change, or amend the articles of association of Party C, increase or decrease its registered capital, or change its equity interest structure in other manners;

2.1.2	They shall maintain Party C’s existence in accordance with good financial and business standards and practices by prudently and effectively operating its business and handling its affairs;

2.1.3

Without the prior written consent of Party A, they shall refrain from any action and/or omission that may have adverse effects on the assets, business and liabilities of Party C; Without the prior written consent of Party A, they shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner legal or beneficial interest in any assets, business or revenues of Party C, or allow the Encumbrance thereon, including the security interest;

2.1.4

Without the prior written consent of Party A, they shall not incur, inherit, guarantee or suffer the existence of any debt, except for debts incurred in the ordinary course of business other than through loans;

2.1.5

They shall always operate all of Party C’s businesses during the ordinary course of business to maintain the asset value of Party C and refrain from any action and/or omission detrimental to its operation status and asset value;

2.1.6

Without the prior written consent of Party A, they shall not execute any major agreement (for purpose of this subsection, an agreement with a valuing RMB100,000 shall be deemed a major agreement), except for the agreements in the ordinary course of business;

2.1.7	Without the prior written consent of Party A, they shall not provide any person with any loan or guarantee;

2.1.8	They shall provide Party A with information on Party C’s business operations and financial condition at Party A’s request;

2.1.9

They shall procure and have always maintained insurance from an insurance carrier acceptable to Party A, maintaining insurance at an amount and type equivalent to the amount and type of coverage commonly insured by companies that operate similar businesses like Party C and owning similar properties or assets in the same region;

2.1.10	Without the prior written consent of Party A, they shall not merge or consolidate with, be acquired by, acquire or invest in any Person;

2.1.11	They shall immediately notify Party A of the occurrence or the possible occurrence of any litigation, arbitration or administrative proceedings relating to Party C’s assets, business and revenue;

2.1.12

To maintain the ownership by Party C of all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions, propose all necessary or appropriate claims of right or raise necessary and appropriate defences against all claims;

2.1.13

Without the prior written consent of Party A, they shall not in any manner distribute dividends to its shareholders, provided that, however, upon Party A’s request, they shall promptly distribute all distributable profits to its shareholders;

2.1.14	Unless mandatorily required by PRC laws, Party C shall not be dissolved or liquidated without prior written consent by Party A; and

2.1.15

Once PRC laws permit foreign investment in the business of Party C, Party B shall promptly and unconditionally transfer its equity interest in Party C to Party A or Party A’s Designee. Party A shall pay all the considerations relating to the equity interest transferred to Party B pursuant to Section 1.3 hereof.

2.2	Party B’s Covenants

Party B hereby covenants as follows:

2.2.1

Without the prior written consent of Party A, Party B shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any other manner any legal or beneficial interest in all the equity interest in Party C held by Party B, or allow any Encumbrance thereon, except for the pledge created by Party B on the equity interest in Party C held by Party B in accordance with the Equity Interest Pledge Agreement;

2.2.2

Without the prior written consent of Party A, Party B shall cause the shareholders’ meeting of Party C not to approve the sale, transfer, pledge, or disposal in any other manner of any legal or beneficial interest in any equity interest, or allow the Encumbrance thereon of any security interest, except to Party A and/or the Party A’s Designee; Party B shall cause the shareholders’ meeting of Party C to vote their consent to the transfer of the Optioned Interests as set forth herein;

2.2.3

Without the prior written consent of Party A, Party B shall not vote for or support or execute any resolutions of the shareholders’ meeting of Party C to approve the merger or consolidation between Party C and any Person, the acquisition by or investment in any Person;

2.2.4	Party B shall promptly notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the equity interests in Party C held by Party B;

2.2.5

To maintain Party B’s ownership in Party C, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate claims or raise necessary and appropriate defences against all claims;

2.2.6	Without the prior written consent of Party A, Party B shall refrain from any action and/or omission that may have any material effect on Party C’s assets, business and liabilities;

2.2.7

Upon Party A’s request, Party B shall agree and appoint the Party A’s Designee as the director, general manager, and other senior officers of Party C; replace such directors, general managers, and senior officers at any time, upon Party A’s request, appoint new Party A’s designee as directors, general manager and senior officers of Party C; and Party B shall actively assist in handling all matters with respect to the appointment and change of such persons, including but not limited to the execution of necessary documents, and assistance in registering the appointment and change of directors, general managers and senior officers with the administration for industry and commerce;

2.2.8

To the extent permitted by the PRC laws, at the request of Party A at any time, Party B shall promptly and unconditionally transfer all or part of Party B’s equity interests in Party C to Party A and/or the Party A’s Designee at any time, and shall waive its right of first refusal to equity interest transferred by any other shareholder of Party C to Party A or the Party A’s Designee, and shall actively assist in completing all matters relating to the transfer, including but not limited to the execution of necessary documents and assistance in registering the equity interest transfer with the administration for industry and commerce. In addition, Party B shall pay all the considerations received relating to the transfer to Party A or Party A’s Designee(s) pursuant to the provisions of Section 1.3 herein;

2.2.9

If Party B obtains any profit, bonus, dividend or income of dividends from Party C with the written consent of Party A, Party B shall promptly donate the same to Party A or any other person designated by Party A to the extent permitted under applicable PRC laws;

2.2.10

Party B shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed with Party C and Party A, properly perform the obligations hereunder and thereunder, and refrain from any action and/or omission that may affect the effectiveness and enforceability thereof;

2.2.11

If Party C is liquidated (including bankrupt liquidation) due to any reason, all proceeds of liquidation (if any) obtained by Party B therefrom shall be promptly donated to Party A or any other person designated by Party A to the extent permitted under applicable PRC laws; and

2.2.12

Party B agrees and warrants to execute an irrevocable power of attorney satisfactory to Party A and authorize Party A or Party A’s Designee to exercise all of Party C’s rights as a shareholder of Party C.

2.2.13

Party B agrees and warrants that when Party B makes the equity interest transfer to Party A and/or Party A’s Designee pursuant to this Agreement, each other shareholder of Party C shall waive the right of first refusal with respect to such equity interest transfer.

3	Representations and Warranties

Party B and Party C hereby represent and warrant to Party A as of the date of this Agreement and each date of transfer of the Optioned Interests, that:

3.1

They have the right to execute this Agreement and any transfer agreements to which they are parties concerning the Optioned Interests to be transferred thereunder (each, a “Transfer Agreement”), and to perform their obligations under this Agreement and any Transfer Agreements. This Agreement and the Transfer Agreements to which they are parties shall constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

3.2

The execution and performance of this Agreement or any Transfer Agreements and the obligations under this Agreement or any Transfer Agreements shall not: (i) cause any violation of any applicable PRC laws; (ii) be inconsistent with the articles of association or other organizational documents of Party C; (iii) cause the violation of any agreements or instruments to which they are a party or which are binding on them, or constitute any breach under any agreements or instruments to which they are a party or which are binding on them; (iv) cause any violation of any restrictions on the grant and/or continued effectiveness of any licenses or permits issued to them; or (v) cause the suspension or revocation of or imposition of any conditions to any licenses or permits issued to them;

3.3

Party B has a good and merchantable title to the equity interests held by Party B in Party C and has not placed any Encumbrance, including any security interest on such equity interest, except for the pledge created in accordance with the Equity Interest Pledge Agreement.

4	Default Liabilities

If any Party (the “Defaulting Party”) breaches any term of this Agreement and causes damages to the other Party (the “Non-defaulting Party”), the Non-defaulting Party may give written notice to the Defaulting Party, requesting the Defaulting Party to immediately remedy and correct its breach. If the Defaulting Party fails to take measures satisfactory to the Non-defaulting Party to remedy and correct its breach within fifteen (15) days from the date on which the aforementioned written notice is given by the Non-defaulting Party, the Non-defaulting Party may immediately take other remedial measures in accordance with the methods provided in this Agreement or through legal remedies.

5	Effectiveness and Term of this Agreement

5.1	This Agreement shall become effective upon execution by the Parties.

5.2

This Agreement shall remain effective until all equity interests held by Party B in Party C have been legally transferred to Party A and/or any other Person designated by Party A in accordance with this Agreement and the registration of equity interest change has been completed. With respect to Party B, after all equity interests held by Party B in Party C have been legally transferred to Party A and/or any other Person designated by Party A in accordance with this Agreement and the relevant registration of equity interest change has been completed, such Party shall cease to be a Party to this Agreement, but this Agreement shall continue to be binding upon the other Parties.

5.3

During the effective term of this Agreement, Party A may, in its sole discretion, terminate or rescind this Agreement unconditionally by giving thirty (30) days prior written notice to Party B, without any liabilities. Unless otherwise mandatorily provided by PRC laws, Party B or Party C shall not have any right to unilaterally terminate this Agreement.

6	Governing Laws and Resolution of Disputes

6.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by PRC laws.

6.2

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event, the Parties fail to reach an agreement on the dispute within thirty (30) days after either Party requests the other Party for resolution of such dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its then effective arbitration rules. The arbitration shall be conducted in Shanghai, and the arbitration language shall be Chinese. The arbitration award shall be final and binding on all Parties.

6.3

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any disputes, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

7	Taxes and Fees

Party B shall pay any and all taxes, expenses and fees incurred by or levied on the Parties following PRC laws and regulations in connection with the preparation and execution of this Agreement and the Transfer Agreements, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Agreements, unless Party A agrees to pay all or part of such taxes, expenses and fees.

8	Notices

8.1

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by commercial courier service, or by facsimile transmission to the address of such Party set forth below. Each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

8.1.1

Notices that are given by personal delivery, by courier service, or by registered mail and postage prepaid shall be deemed effectively given on the date of receipt or refusal at the address specified for notices.

8.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of a successful transmission (as evidenced by an automatically generated confirmation of transmission).

8.2	For the purpose of notice, the mailing addresses of the Parties are as follows:

Party A: Shanghai Soul Technology Co., Ltd.

Address: *********

Attn: Lu Zhang

Phone: *********

Party B: Lu Zhang

Address: *********

Attn: Lu Zhang

Phone: *********

Party C: Shanghai Soulgate Technology Co., Ltd.

Address: *********

Attn: Lu Zhang

Phone: *********

9	Confidentiality

The Parties acknowledge and confirm that any oral or written information exchanged between the Parties in connection with this Agreement is regarded as confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of other Parties, it shall not disclose any relevant information to any third party, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is required to be disclosed under applicable laws or rules or regulations of any stock exchange; or (c) is required to be disclosed by any Party to its legal or financial advisors regarding the transaction contemplated hereunder, provided that such legal or financial advisors shall be bound by the confidentiality obligations similar to those outlined in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement. This Section shall survive notwithstanding that this Agreement shall be deemed invalid, rescinded, terminated, or inoperative for any reason.

10	Further Warranties

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

11	Miscellaneous

11.1	Amendment, Change and Supplement

The unmentioned matters in this Agreement shall be separately determined by the Parties through consultation. The Parties shall amend, change and supplement to this Agreement and the appendices hereto in writing. The amendment agreements and supplementary agreements that have been duly executed by the Parties and that relate to this Agreement and the appendices hereto shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

11.2	Compliance with Laws and Regulations

The Parties shall comply with, and shall ensure that the operations of the Parties are in full compliance with all currently effective and publicly available PRC laws and regulations.

11.3	Entire Agreement

The Parties acknowledge that, upon the effectiveness of this Agreement, this Agreement shall constitute the entire agreement and understanding reached by the Parties concerning the content hereof, and completely supersede all prior oral and/or written agreements and understandings reached by the Parties with respect to the content hereof (including but not limited to the Amended and Restated Exclusive Call Option Agreement executed by the Parties on November 10, 2017). The appendices hereto shall form an integral part of this Agreement and shall have the same legal validity as this Agreement.

11.4	Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

11.5	Severability

In the event that any one or several of the provisions of this Agreement are held or found by a court with jurisdiction or an arbitration institution to be invalid, illegal, or unenforceable in any aspect in accordance with applicable laws or regulations, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties hereto shall cease the performance of such invalid, illegal or unenforceable provisions and amend such provisions to the extent that it comes closest to its original intention, and the economic effect of the valid provisions amended shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

11.6	Assignment

11.6.1

Without the prior consent of Party A, Party B and Party C shall not assign any of their respective rights and obligations hereunder to any third party. Party B and Party C hereby agree that Party A may assign its rights and obligations under this Agreement in its sole discretion upon only giving written notice to Party B and Party C of such assignment, without the consent of Party B and Party C. Upon the request of Party A, Party B and Party C shall execute a supplementary agreement or an agreement substantially the same substance as this Agreement with such assignee.

11.6.2

Party B hereby agrees and confirms that, if Party B dies or becomes a person with limited capacity or no capacity, all of Party B’s equity interest in Party C shall automatically and unconditionally be assigned to Party A or Party A’s designee at the Equity Interest Purchase Price set forth in Section 1.3. The Equity Interest Purchase Price payable to Party B shall be dealt with as set out in Section 1.3.

11.7	Successors

This Agreement shall be valid and binding on the Parties and their respective heirs, successors and assignees.

11.8	Survival

Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

11.9	Waivers

The failure of any Party hereto to exercise promptly any right provided under this Agreement shall not be deemed as a waiver thereof or affect such Party’s right or rights in the future.

11.10	Counterpart

This Agreement shall be executed in triplicate with each Party holding one (1) copy. Each original copy shall have the same legal effect.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed or caused their respective authorized representatives to execute this Agreement as of the date first above written.

Party A: Shanghai Soul Technology Co., Ltd. (seal)

Signature:	/s/ Lu Zhang
Name: Lu Zhang
Title: Legal Representative

Signature Page to Exclusive Call Option Agreement

IN WITNESS WHEREOF, the Parties have executed or caused their respective authorized representatives to execute this Agreement as of the date first above written.

Party B 1: Lu Zhang

Signature:	/s/ Lu Zhang
Name: Lu Zhang

Signature Page to Exclusive Call Option Agreement

IN WITNESS WHEREOF, the Parties have executed or caused their respective authorized representatives to execute this Agreement as of the date first above written.

Party B 2: Zhuanlian Technology (Shenzhen) Co., Ltd. (seal)

Signature:	/s/ Youwei Zhang
Name: Youwei Zhang
Title: Legal representative or authorized representative

Signature Page to Exclusive Call Option Agreement

IN WITNESS WHEREOF, the Parties have executed or caused their respective authorized representatives to execute this Agreement as of the date first above written.

Party B 3: Beijing Mingjun Investment Management Co., Ltd. (seal)

Signature:	/s/ Xin Du
Name: Xin Du
Title: Legal representative or authorized representative

Signature Page to Exclusive Call Option Agreement

IN WITNESS WHEREOF, the Parties have executed or caused their respective authorized representatives to execute this Agreement as of the date first above written.

Party B 4: Shanghai Jianming Enterprise Management Co., Ltd. (seal)

Signature:	/s/ Jianmin Wu
Name: Jianmin Wu
Title: Legal representative or authorized representative

Signature Page to Exclusive Call Option Agreement

IN WITNESS WHEREOF, the Parties have executed or caused their respective authorized representatives to execute this Agreement as of the date first above written.

Party B 5: Shanghai Moliang Chuangye Investment Center (Limited Partnership) (seal)

Signature:	/s/ Di Ding
Name: Di Ding
Title: Executive partner or authorized representative

Signature Page to Exclusive Call Option Agreement

IN WITNESS WHEREOF, the Parties have executed or caused their respective authorized representatives to execute this Agreement as of the date first above written.

Party C: Shanghai Soulgate Technology Co., Ltd. (seal)

Signature:	/s/ Lu Zhang
Name: Lu Zhang
Title: Legal representative

Signature Page to Exclusive Call Option Agreement